UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2019

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver, CO 80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 19, 2019, DaVita Inc., a Delaware corporation (“DaVita”), completed its previously announced disposition of all of the issued and outstanding equity interests of DaVita Medical Holdings, LLC, which together with its direct and indirect subsidiaries and certain affiliates constitutes the DaVita Medical Group division of DaVita, pursuant to that certain Equity Purchase Agreement, dated as of December 5, 2017 (the “EPA”), as amended by that certain First Amendment, dated as of September 20, 2018 (the “First Amendment”), and by that certain Second Amendment, dated as of December 11, 2018 (the “Second Amendment”) (the EPA as amended by the First Amendment and the Second Amendment, the “Purchase Agreement”), by and among DaVita, Collaborative Care Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Optum, Inc. (“Optum” or “Buyer”), and, solely with respect to Section 9.3 and Section 9.18 of the Purchase Agreement, UnitedHealth Group Incorporated, a Delaware corporation.
Pursuant to the Purchase Agreement, Buyer paid DaVita an aggregate purchase price of $4,340,000,000, subject to certain customary purchase price adjustments specified in the Purchase Agreement.
The description above is a summary of the Purchase Agreement and the transactions contemplated thereby and is subject to, and qualified in its entirety by, reference to the full text of (i) the EPA, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by DaVita with the Securities and Exchange Commission (“SEC”) on December 6, 2017, (ii) the First Amendment, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by DaVita with the SEC on September 24, 2018, and (iii) the Second Amendment, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by DaVita with the SEC on December 17, 2018, each of which is incorporated herein by reference.
DaVita’s incorporation by reference of the Purchase Agreement into this report is not intended to provide any other information about DaVita or Buyer or their respective subsidiaries and affiliates. For example, the representations and warranties made by each of DaVita and Buyer therein were made solely for the benefit of the other parties to the Purchase Agreement and should not be relied upon by stockholders as characterizations of the actual state of facts or condition of DaVita or Buyer or their respective subsidiaries and affiliates.
In connection with the closing of the transactions contemplated by the Purchase Agreement, DaVita is filing herewith certain pro forma financial information related to the disposition of the DaVita Medical Group division, which is attached hereto as Exhibit 99.1.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All such statements in this report, other than statements of historical fact, are forward-looking statements and include, among other things, statements about intentions for the use of the net proceeds from the sale of DMG. Words such as "expect," "intend," "will," "plan," "anticipate," "believe," "continue,"  and similar expressions are intended to identify forward-looking statements.  Actual results could differ materially from forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in DaVita’s most recent quarterly report on Form 10-Q and the other risks discussed in any subsequent reports filed by it with the Securities and Exchange Commission from time to time, all of which are expressly incorporated herein by reference. DaVita bases its forward-looking statements on information available to it on the date of this report, and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
Item 7.01. Regulation FD Disclosure.
On June 19, 2019, DaVita and Optum issued a joint press release announcing the completion of the disposition contemplated by the Purchase Agreement, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma financial statements of DaVita reflecting the closing of the disposition of the DaVita Medical Group division are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(i) Unaudited Pro Forma Consolidated Balance Sheets as of March 31, 2019.
(ii) Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 2018 and three months ended March 31, 2019.
(d) Exhibits

Exhibit No.	Description
99.1
Unaudited pro forma consolidated balance sheets as of March 31, 2019 and unaudited pro forma consolidated statements of income for the year ended December 31, 2018 and three months ended March 31, 2019.

99.2	Joint Press Release issued by DaVita Inc. and Optum, Inc., dated as of June 19, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

By:	/s/ Kathleen A. Waters
Name:	Kathleen A. Waters
Title:	Chief Legal Officer
Date: June 19, 2019